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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 1999, relating to the consolidated financial statements of IDT Holdings, Inc., which appears on page F-2 of the Registration Statement on Form S-4 (File No. 333-68805) of Identix Incorporated which is incorporated by reference in the Current Report on Form 8-K of Identix Incorporated dated May 4, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
June 28, 1999